Exhibit 99.22

CONSENT OF PROSPECTIVE DIRECTOR

I, A. T. Young, hereby consent to be named as a prospective director of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ A. T. YOUNG
A. T. Young

Dated: September 1, 2005